                                                                     Exhibit 4.1

                                  COMPANY ORDER


         Pursuant to the provisions of the Indenture dated October 23, 1995 between Advanta Corp. (the "Company") and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank, N.A.), as successor trustee, the Company hereby issues this Company Order to be effective concurrent with the effective date of its Amendment No. 1 to the Registration Statement on Form S-3 being filed with the Securities and Exchange Commission on or about July 15, 2002.

         The terms and conditions applicable to the following securities shall be as set forth in the Company's Prospectus relating to such securities:

         RediReserve Variable Rate Certificates

         91 Day Investment Notes

         Six, 18 and 30 Month Investment Notes

         One, Two Three, Four, Five, Seven and Ten Year Investment Notes

                                          Advanta Corp.



Dated as of July 15, 2002            By:  /s/ Philip M. Browne
                                          -------------------------------------
                                          Philip M. Browne
[Corporate Seal]                          Senior Vice President and
                                          Chief Financial Officer



                                          Attest: /s/ Liane Browne
                                                  -----------------------------
                                                  Liane Browne
                                                  Assistant Secretary



                                      -5-